DISCUSSION MATERIALS

Project Titan

Disclaimer

The information herein has been prepared by Lazard based upon information supplied by Helios (the "Company") or publicly available information, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company with respect to the anticipated future performance of the Company. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company, or any other entity, or concerning solvency or fair value of the Company or any other entity. With respect to financial forecasts, we have assumed that they have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided, however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure. Lazard is acting as investment banker to the Special Committee of the Board of Directors of the Company (the "Special Committee"), and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice.

Table of Contents

I Review of Management Projections

Management Projections – Current

($ in millions, except per share data)

	Fiscal Year Ending December 31,									FY10 - FY15E CAGR
	FY2007	FY2008	FY2009	FY2010	FY2011E	FY2012E	FY2013E	FY2014E	FY2015E	
Revenue[(a)]	**$245.5**	**$307.1**	**$349.1**	**$426.5**	**$511.8**	**$636.6**	**$745.1**	**$872.1**	**$1,021.2**	**19.1%**
YoY Growth		*25.1%*	*13.7%*	*22.2%*	*20.0%*	*24.4%*	*17.0%*	*17.1%*	*17.1%*	
Gross Profit[(a)]	$68.1	$90.8	$109.9	$135.7	$167.8	$210.6	$250.5	$294.5	$346.3	20.6%
Gross Margin	*27.7%*	*29.6%*	*31.5%*	*31.8%*	*32.8%*	*33.1%*	*33.6%*	*33.8%*	*33.9%*	
YoY Growth		*33.3%*	*21.0%*	*23.5%*	*23.6%*	*25.5%*	*18.9%*	*17.6%*	*17.6%*	
EBITDA				**$111.6**	**$134.0**	**$177.0**	**$216.2**	**$255.8**	**$302.8**	**22.1%**
EBITDA Margin				*26.2%*	*26.2%*	*27.8%*	*29.0%*	*29.3%*	*29.6%*	
YoY Growth					*20.1%*	*32.1%*	*22.2%*	*18.3%*	*18.4%*	
EBT				$102.5	$117.1	$154.2	$187.8	$220.7	$259.9	
Net Income				$86.2	$97.2	$128.0	$155.9	$183.2	$215.7	20.1%
Net Margin				*20.2%*	*19.0%*	*20.1%*	*20.9%*	*21.0%*	*21.1%*	
YoY Growth					*12.7%*	*31.7%*	*21.8%*	*17.6%*	*17.7%*	
Earnings per Share				**$2.76**	**$3.04**	**$4.00**	**$4.87**	**$5.73**	**$6.74**	
Additional Cash Flow Items										
Change in Working Capital				(26.1)	(24.1)	(44.4)	(74.1)	(67.9)	(90.3)	
% of Change in Revenue				*33.6%*	*28.3%*	*35.6%*	*68.3%*	*53.4%*	*60.6%*	
% of EBITDA				*23.4%*	*18.0%*	*25.1%*	*34.3%*	*26.5%*	*29.8%*	
Capital Expenditures[(b)]				(111.5)	(77.0)	(49.3)	(59.0)	(70.8)	(84.8)	
% of Revenue				*26.1%*	*15.0%*	*7.7%*	*7.9%*	*8.1%*	*8.3%*	
% of EBITDA				*99.9%*	*57.4%*	*27.8%*	*27.3%*	*27.7%*	*28.0%*	

Source: Management projections.
Note: FY2010A financials include adjustments for non-recurring items.
(a) Pro forma for Weihai and Simo Motor acquisitions.
(b) Includes acquisition of intangible assets.

Wall Street Perspectives – Analyst Forecasts

($ in millions, except per share data)

Analyst coverage on Helios is limited, with estimates varying significantly from high to low

Date	Firm	Revenue and Growth		EBITDA and Growth		EPS and Growth[a]	
		FY2011E	FY2012E	FY2011E	FY2012E	FY2011E	FY2012E
04/14/2011	Maxim Group	$471.6	$549.0	$109.0	$129.1	$2.52	$2.96
	YoY Growth	*10.6%*	*16.4%*	*(2.3%)*	*18.4%*	*(8.5%)*	*17.5%*
03/24/2011	Roth Capital Partners	$512.3	$625.5	$144.8	$178.9	$3.11	$3.76
	YoY Growth	*20.1%*	*22.1%*	*29.8%*	*23.6%*	*12.9%*	*20.9%*
03/18/2011	William Blair	$462.4	NA	$115.6	NA	$2.72	NA
	YoY Growth	*8.4%*	*NA*	*3.6%*	*NA*	*(1.3%)*	*NA*
	Mean	**$482.1**	**$587.3**	**$123.1**	**$154.0**	**$2.78**	**$3.36**
	Median	**$471.6**	**$587.3**	**$115.6**	**$154.0**	**$2.72**	**$3.36**
	High to Low Difference ($)	**$49.9**	**$76.5**	**$35.8**	**$49.8**	**$0.59**	**$0.80**
	High to Low Difference (%)	***10.8%***	***13.9%***	***32.8%***	***38.6%***	***23.4%***	***27.0%***
	Company Management[b]	**$511.8**	**$636.6**	**$134.0**	**$177.0**	**$3.04**	**$4.00**
	YoY Growth	***20.0%***	***24.4%***	***20.1%***	***32.1%***	***10.2%***	***31.7%***

Source: Management projections and Wall Street research.

(a) Based upon FY2010A adjusted EPS before non-controlling interest.

(b) Management EPS projections assume no net income attributable to non-controlling interest. Year-over-year growth rates based upon FY2010A adjusted EPS before non-controlling interest.

FY2010 Q4 Comparison – Actual vs. Management vs. Analysts

($ in millions, except per share data)

FY2010 Q4 Results vs. Expectations

Basis	FY2010 Q4 Comparison Revenue	Gross Profit
Management Projections (11/2010)	$109.3	$33.6
Analyst Consensus[a]	$109.0	$33.7
Actual Results[b]	$106.2	$31.1
Actuals vs. Management Projections	(2.8%)	(7.6%)
Actuals vs. Analyst Consensus	(2.6%)	(7.9%)

Selected Observations and Commentary Post-Announcement

- Focus remains largely on Tianfu Yang's ("Mr. Yang") buyout proposal
  - "We believe the pending privatization continues to be the primary value driver for shares of Helios."

    - Roth Capital Partners, March 24, 2011
  - "We believe the valuation has become less relevant since the announcement of the go-private transaction…will eventually be taken private at or above $24 in the next several months…"

    - William Blair & Company, March 18, 2011
- "…Q4 results as roughly in-line with our estimates…our outlook for 2011 and 2012 remains largely unchanged…encouraged by Helios' orders for [linear motors for Beijing Airport] and [oil pumps for Jiangsu/Jilin oil fields]…long-term potential associated with new customers and applications."

  - Roth Capital Partners, March 24, 2011

Share Price Performance Since March 11, 2011



Price
Volume (in 000s)
$25.00
22.00
19.00
16.00
13.00
10.00
2,000
1,500
1,000
500
0
$18.40
$18.72
16 Mar 2011
Files 10-K
15 Apr 2011
Helios discloses William Blair conversation with Mr. Yang regarding his potential proposal to acquire the Company
Mar 11, 2011
Mar 23, 2011
Apr 04, 2011
Apr 16, 2011
Apr 29, 2011

Source: Management projections and Wall Street research.

Note: Management Q4 projections based on FY2010 estimates and actual financial results for nine months ending September 30, 2010.

(a) Three-month average of consensus estimates prior to earnings report.

Actual Performance vs. Analyst Consensus

($ in millions)

Recent performance vs. analyst consensus has been mixed, with a period of outperformance in 2009/early 2010 followed by more recent underperformance

Metric	FY2009 Q1	FY2009 Q2	FY2009 Q3	FY2009 Q4	FY2009	FY2010 Q1	FY2010 Q2	FY2010 Q3	FY2010 Q4	FY2010
Revenue										
Estimated	$35.1	$34.6	$43.1	$85.0	$197.8	$95.0	$108.7	$110.2	$109.0	$422.9
Actual	30.7	38.4	46.9	107.2	223.2	105.5	105.4	109.4	106.2	426.5
% Difference	*(12.5%)*	*10.8%*	*8.9%*	*26.1%*	*12.8%*	*11.0%*	*(3.0%)*	*(0.7%)*	*(2.6%)*	*0.8%*
Adjusted EBITDA										
Estimated	$10.3	$9.9	$11.8	$19.7	$51.7	$23.7	$30.7	$30.5	$27.3	$112.1
Actual	9.0	9.7	14.0	27.9	60.6	30.0	30.4	24.6	26.5	111.6
% Difference	*(13.0%)*	*(1.9%)*	*18.4%*	*41.8%*	*17.2%*	*26.7%*	*(1.1%)*	*(19.2%)*	*(2.7%)*	*(0.5%)*

Source: CapitalIQ and company filings.

Management Projections – Current vs. November 2010 vs. Analyst Consensus

($ in millions)

Current management projections are meaningfully lower than November 2010 projections, though still meaningfully higher than analyst consensus

- **In addition to decreased revenue and profitability expectations since November 2010, current management projections also assume greater future working capital requirements, with working capital and capital expenditures as a percentage of EBITDA increasing from 54% to 59% over the projection period (FY2011E through FY2015E)**

		Current Management Projections			Nov. 2010 Management Projections			Analyst Projections		
	FY2010A	FY2011E	FY2012E	FY10-FY12E CAGR	FY2011E	FY2012E	FY10-FY12E CAGR	FY2011E	FY2012E	FY10-FY12E CAGR
Revenue	$426.5	$511.8	$636.6	22.2%	$577.6	$719.4	29.9%	$482.1	$587.3	17.3%
YoY Growth	*91.0%*	*20.0%*	*24.4%*		*35.4%*	*24.5%*		*13.0%*	*21.8%*	
Gross Profit	$135.7	$167.8	$210.6	24.6%	$196.7	$245.4	34.5%	$147.6	$179.3	15.0%
Gross Margin	*31.8%*	*32.8%*	*33.1%*		*34.1%*	*34.1%*		*30.6%*	*30.5%*	
YoY Growth	*77.1%*	*23.6%*	*25.5%*		*44.9%*	*24.8%*		*8.8%*	*21.5%*	
EBITDA	$111.6	$134.0	$177.0	25.9%	$160.1	$205.6	35.8%	$123.1	$154.0	17.5%
EBITDA Margin	*26.2%*	*26.2%*	*27.8%*		*27.7%*	*28.6%*		*25.5%*	*26.2%*	
YoY Growth	*84.2%*	*20.1%*	*32.1%*		*43.5%*	*28.4%*		*10.3%*	*25.1%*	
Net Income	$86.2	$97.2	$128.0	21.8%	$118.9	$156.3	34.7%	$87.4	$107.1	11.5%
Net Margin	*20.2%*	*19.0%*	*20.1%*		*20.6%*	*21.7%*		*18.1%*	*18.2%*	
YoY Growth	*99.5%*	*12.7%*	*31.7%*		*38.0%*	*31.5%*		*1.4%*	*22.6%*	
				FY11E-FY15E			FY11E-FY15E			
Change in Working Capital		($24.1)	($44.4)	($300.9)	($72.9)	($55.6)	($329.1)			
% of EBITDA		*18.0%*	*25.1%*	*27.7%*	*45.5%*	*27.0%*	*26.6%*			
Capital Expenditures[a]	($111.5)	($77.0)	($49.3)	($340.8)	($76.9)	($49.2)	($340.7)			
% of EBITDA	*99.9%*	*57.4%*	*27.8%*	*31.4%*	*48.0%*	*23.9%*	*27.5%*			

Source: Management projections and Wall Street research.
(a) Includes acquisition of intangible assets.

II Preliminary Financial Analysis

Analysis at Various Prices

(Shares and $ in millions, except per share data)

	Metric		Current 04/29/2011			Offer Price			
Share Price		**$18.00**	**$18.72**	**$20.00**	**$22.00**	**$24.00**	**$26.00**	**$28.00**	**$30.00**
Premium to Current Price ($18.72)		*(4%)*	*0%*	*7%*	*18%*	*28%*	*39%*	*50%*	*60%*
Premium to Offer Price ($24.00)		*(25%)*	*(22%)*	*(17%)*	*(8%)*	*0%*	*8%*	*17%*	*25%*
Premium to 04/13/2011 - One-Day Prior to William Blair Conversation ($18.60) (a)		*(3%)*	*1%*	*8%*	*18%*	*29%*	*40%*	*51%*	*61%*
Premium to 10/08/2010 - One-Day Prior to Yang/Baring Offer ($19.96) (b)		*(10%)*	*(6%)*	*0%*	*10%*	*20%*	*30%*	*40%*	*50%*
Premium to 10/01/2010 - One-Week Prior to Yang/Baring Offer ($17.77)		*1%*	*5%*	*13%*	*24%*	*35%*	*46%*	*58%*	*69%*
Premium to One-Month Average Before 10/01/2010 ($17.23)		*4%*	*9%*	*16%*	*28%*	*39%*	*51%*	*62%*	*74%*
Premium to Three-Month Average Before 10/01/2010 ($17.46)		*3%*	*7%*	*15%*	*26%*	*37%*	*49%*	*60%*	*72%*
Premium to One-Year Average Before 10/01/2010 ($19.46)		*(7%)*	*(4%)*	*3%*	*13%*	*23%*	*34%*	*44%*	*54%*
% Of 52-Week High on 10/11/2010 ($25.05)		*72%*	*75%*	*80%*	*88%*	*96%*	*104%*	*112%*	*120%*
Fully Diluted Shares Outstanding		31.354	31.366	31.385	31.413	31.437	31.457	31.474	31.488
Equity Value		**$564.4**	**$587.2**	**$627.7**	**$691.1**	**$754.5**	**$817.9**	**$881.3**	**$944.6**
Plus: Total Debt as of 12/31/2010 (c)		$84.5	$84.5	$84.5	$84.5	$84.5	$84.5	$84.5	$84.5
Less: Cash as of 12/31/2010 (d)		(101.7)	(101.7)	(101.7)	(101.7)	(101.7)	(101.7)	(101.7)	(101.7)
Net Debt		**($17.1)**	**($17.1)**	**($17.1)**	**($17.1)**	**($17.1)**	**($17.1)**	**($17.1)**	**($17.1)**
Enterprise Value		**$547.3**	**$570.1**	**$610.6**	**$674.0**	**$737.4**	**$800.7**	**$864.1**	**$927.5**
Enterprise Value to EBITDA	**Metric**								
CY2010A Adjusted EBITDA	**$111.6**	**4.9 x**	**5.1 x**	**5.5 x**	**6.0 x**	**6.6 x**	**7.2 x**	**7.7 x**	**8.3 x**
CY2011E EBITDA	**$134.0**	**4.1 x**	**4.3 x**	**4.6 x**	**5.0 x**	**5.5 x**	**6.0 x**	**6.4 x**	**6.9 x**
CY2012E EBITDA	**$177.0**	**3.1 x**	**3.2 x**	**3.5 x**	**3.8 x**	**4.2 x**	**4.5 x**	**4.9 x**	**5.2 x**
Equity Value to Net Income (P/E)	**Metric**								
CY2010A Adjusted Net Income	**$86.2**	**6.5 x**	**6.8 x**	**7.3 x**	**8.0 x**	**8.8 x**	**9.5 x**	**10.2 x**	**11.0 x**
CY2011E Net Income	**$97.2**	**5.8 x**	**6.0 x**	**6.5 x**	**7.1 x**	**7.8 x**	**8.4 x**	**9.1 x**	**9.7 x**
CY2012E Net Income	**$128.0**	**4.4 x**	**4.6 x**	**4.9 x**	**5.4 x**	**5.9 x**	**6.4 x**	**6.9 x**	**7.4 x**

Source: Management projections and CapitalIQ.

(a) On April 15, 2011, the Company disclosed details of William Blair's conversation on April 14, 2011 with Mr. Yang regarding the potential submission of a revised proposal offer by a consortium led by Mr. Yang on Monday, April 18, 2011.

(b) On October 11, 2010, Mr. Yang and Baring Private Equity Asia Group Ltd. ("Baring") submitted a proposal letter to acquire all of the outstanding shares of Helios not currently owned by Mr. Yang and his affiliates in a going-private transaction for $24.00 per share in cash.

(c) Total debt includes notes payable, short-term loans and non-controlling interests.

(d) Cash includes cash and cash equivalents, notes receivable and restricted cash.

Preliminary Valuation Summary – Current Management Projections

Methodology	Implied Equity Value Per Share (Low)	Implied Equity Value Per Share (High)	Comments
Comparable Companies Analysis – U.S.-Listed, China-Based Industrials 2011E EBITDA	$13.40	$21.88	▪ 3.0x – 5.0x 2011E EBITDA of $134.0M
2012E EBITDA	$14.68	$25.86	▪ 2.5x – 4.5x 2012E EBITDA of $177.0M
2011E Price / Earnings	$15.52	$21.66	▪ 5.0x – 7.0x 2011E Net Income of $97.2M
2012E Price / Earnings	$18.36	$26.44	▪ 4.5x – 6.5x 2012E Net Income of $128.0M
Discounted Cash Flow Analysis	$23.38	$35.63	▪ Terminal multiple of 3.5x – 5.5x LTM EBITDA ▪ 13.0% – 15.0% discount rate range
Comparable Companies Analysis – U.S.-Listed, U.S.-Based Motor Companies 2011E EBITDA	$34.56	$43.02	▪ 8.0x – 10.0x 2011E EBITDA of $134.0M
Comparable Companies Analysis – H.K.-Listed, China-Based Industrials 2011E EBITDA	$30.33	$43.02	▪ 7.0x – 10.0x 2011E EBITDA of $134.0M
Leveraged Buyout Analysis	$20.36	$31.44	▪ Transaction structure based on Yang/Abax proposal ▪ Exit multiple of 3.5x – 5.5x LTM EBITDA ▪ 20.0% – 30.0% target IRR
52-Week Trading Range	$14.95	$25.05	▪ 52-week trading range as of 04/29/2011
Analyst Price Target Range	$24.00	$33.00	▪ Analyst price target range as of 10/01/2010 ▪ Range includes: $24.00 (Maxim Group), $28.00 (Global Hunter) and $33.00 (Roth Capital)
Premiums Paid Analysis	$23.10	$24.88	▪ 30.0% – 40.0% premium to Helios' 10/01/2010 unaffected share price


Proposed Price: $24.00
Current Price: $18.72
$10.00
$15.00
$20.00
$25.00
$30.00
$35.00
$40.00
$45.00

Comparable Companies Analysis – Trading Metrics

($ in millions, except per share data)

					Enterprise Value as a Multiple of						Price / EPS		
					Revenue			EBITDA					
Company	Stock Price 4/29/2011	% of 52-Week High	Equity Value	Enterprise Value	LTM	CY2011E	CY2012E	LTM	CY2011E	CY2012E	LTM	CY2011E	CY2012E
U.S.-Listed, China-Based Industrials													
A-Power Energy Generation Systems, Ltd.	$4.05	37.1%	$188	$130	0.40 x	0.26 x	0.18 x	3.3 x	2.2 x	1.4 x	6.9 x	5.0 x	3.1 x
China Automotive Systems Inc.	$9.65	41.4%	$296	$346	1.05 x	0.84 x	0.73 x	5.8 x	4.9 x	4.2 x	9.2 x	7.9 x	6.8 x
China Fire & Security Group, Inc.	$6.96	47.1%	$198	$170	2.13 x	1.86 x	1.55 x	7.9 x	7.4 x	6.2 x	11.4 x	10.1 x	8.8 x
China Valves Technology, Inc.	$4.01	31.7%	$143	$122	0.66 x	0.53 x	0.45 x	2.0 x	1.8 x	1.5 x	3.3 x	3.1 x	2.7 x
China Yuchai International Limited	$33.12	99.2%	$1,234	$915	0.37 x	0.34 x	0.31 x	2.7 x	2.4 x	2.1 x	7.2 x	6.2 x	5.5 x
Fushi Copperweld, Inc.	$8.01	65.4%	$307	$191	0.71 x	0.65 x	0.57 x	2.6 x	2.6 x	2.4 x	8.4 x	6.7 x	5.9 x
Hollysys Automation Technologies, Ltd	$12.01	66.2%	$659	$604	2.68 x	2.23 x	1.89 x	12.9 x	11.0 x	8.3 x	16.9 x	14.6 x	11.9 x
SORL Auto Parts, Inc.	$5.15	44.6%	$99	$124	0.62 x	0.51 x	0.43 x	4.0 x	3.4 x	2.9 x	4.9 x	4.3 x	3.8 x
Wonder Auto Technology, Inc.	$5.92	49.4%	$209	$293	1.07 x	0.66 x	0.56 x	6.3 x	4.3 x	3.4 x	6.5 x	4.7 x	3.8 x
	MEDIAN	**47.1%**			**0.71 x**	**0.65 x**	**0.56 x**	**4.0 x**	**3.4 x**	**2.9 x**	**7.2 x**	**6.2 x**	**5.5 x**
	MEAN	**53.6%**			**1.08 x**	**0.87 x**	**0.74 x**	**5.3 x**	**4.4 x**	**3.6 x**	**8.3 x**	**7.0 x**	**5.8 x**
Helios (a)	**$18.72**	**74.7%**	**$587**	**$570**	**1.34 x**	**1.11 x**	**0.90 x**	**5.1 x**	**4.3 x**	**3.2 x**	**6.8 x**	**6.0 x**	**4.6 x**
Helios - Offer (a)	**$24.00**	**95.8%**	**$754**	**$737**	**1.73 x**	**1.44 x**	**1.16 x**	**6.6 x**	**5.5 x**	**4.2 x**	**8.7 x**	**7.8 x**	**5.9 x**
Helios (Consensus)	**$18.72**	**74.7%**	**$587**	**$570**	**1.34 x**	**1.18 x**	**0.97 x**	**5.2 x**	**4.6 x**	**3.7 x**	**6.8 x**	**6.7 x**	**5.6 x**
Helios (Consensus) - Offer	**$24.00**	**95.8%**	**$754**	**$737**	**1.73 x**	**1.53 x**	**1.26 x**	**6.7 x**	**6.0 x**	**4.8 x**	**8.7 x**	**8.6 x**	**7.1 x**
Memo: U.S.-Listed, U.S-Based Motor Cos.													
Altra Holdings, Inc.	$25.39	97.7%	$682	$814	1.47 x	1.29 x	1.16 x	9.5 x	7.9 x	7.2 x	21.0 x	17.0 x	14.5 x
AO Smith Corp.	$43.97	96.0%	$2,051	$2,267	1.47 x	1.39 x	1.30 x	13.7 x	11.8 x	10.4 x	22.2 x	21.0 x	18.0 x
Franklin Electric Co. Inc.	$45.11	93.5%	$1,087	$1,109	1.55 x	1.43 x	1.34 x	10.8 x	9.9 x	8.8 x	21.5 x	19.6 x	16.6 x
Regal Beloit Corporation	$75.79	98.9%	$2,975	$3,255	1.45 x	1.18 x	1.11 x	10.3 x	8.1 x	7.2 x	19.2 x	16.5 x	13.9 x
	MEDIAN	**96.8%**			**1.47 x**	**1.34 x**	**1.23 x**	**10.5 x**	**9.0 x**	**8.0 x**	**21.3 x**	**18.3 x**	**15.6 x**
	MEAN	**96.5%**			**1.49 x**	**1.32 x**	**1.23 x**	**11.1 x**	**9.4 x**	**8.4 x**	**21.0 x**	**18.5 x**	**15.8 x**

Source: *CapitalIQ, Company filings, FactSet and Wall Street research.*

Note: Where applicable, EBITDA and net debt are adjusted to reflect a company's attributable portion of a joint venture. Projections are based upon I/B/E/S consensus estimates. In-the-money outstanding stock options are treated using the Treasury Stock Method. All in-the-money convertible debt is assumed to convert into additional shares. Completed debt or equity issuances and acquisitions or corporate divestitures post-filing are adjusted accordingly.

(a) Management projections.

Comparable Companies Analysis – Trading Metrics (cont'd)

($ in millions, except per share data)

Company	Stock Price 4/29/2011	% of 52-Week High	Equity Value	Enterprise Value	EV / Revenue LTM	EV / Revenue CY2011E	EV / Revenue CY2012E	EV / EBITDA LTM	EV / EBITDA CY2011E	EV / EBITDA CY2012E	Price / EPS LTM	Price / EPS CY2011E	Price / EPS CY2012E
Memo: H.K.-Listed, China-Based Industrials													
Zhuzhou CSR Times Electric	$3.96	89.1%	$4,293	$4,174	4.65 x	3.44 x	2.68 x	22.6 x	17.2 x	13.5 x	29.2 x	21.8 x	17.3 x
China High Speed Transmission	$1.32	53.5%	$1,820	$2,363	2.08 x	1.71 x	1.52 x	8.2 x	7.2 x	6.7 x	9.9 x	8.2 x	7.7 x
Haitian International	$1.48	96.2%	$2,363	$2,159	1.99 x	1.69 x	1.49 x	9.9 x	8.7 x	7.8 x	14.4 x	12.5 x	10.6 x
Boer Power Holdings Ltd	$1.05	89.8%	$819	$776	5.53 x	4.01 x	2.93 x	23.4 x	14.8 x	11.3 x	29.6 x	17.4 x	13.5 x
Tianneng Power International	$0.53	80.7%	$572	$603	1.04 x	0.81 x	0.67 x	8.6 x	6.6 x	5.1 x	12.2 x	8.5 x	6.9 x
Changfeng Axle China Co	$0.50	70.1%	$401	$372	1.83 x	1.39 x	1.10 x	6.4 x	5.1 x	4.2 x	9.3 x	7.5 x	6.8 x
Sun King Power Electronics	$0.21	54.9%	$285	$223	3.39 x	1.80 x	1.42 x	23.3 x	10.2 x	6.8 x	49.5 x	15.3 x	10.7 x
Zhejiang Shibao Co Ltd	$0.55	92.3%	$145	$149	1.78 x	1.29 x	0.98 x	6.9 x	5.2 x	4.0 x	9.2 x	NA	NA
Greens Holdings Ltd	$0.11	61.7%	$139	$141	1.29 x	1.09 x	0.98 x	7.4 x	5.7 x	5.2 x	17.9 x	NA	NA
China Titans Energy Technology	$0.16	74.0%	$141	$117	2.63 x	2.08 x	1.56 x	8.2 x	NA	NA	13.9 x	9.2 x	7.8 x
	MEDIAN	77.3%			2.03 x	1.70 x	1.46 x	8.4 x	7.2 x	6.7 x	14.1 x	10.8 x	9.2 x
	MEAN	76.2%			2.62 x	1.93 x	1.53 x	12.5 x	9.0 x	7.2 x	19.5 x	12.5 x	10.2 x
Memo: China-Listed, China-Based Motor Cos.													
Zhongshan Broad Ocean Motor	$4.12	77.1%	$1,764	$1,697	5.04 x	3.38 x	2.39 x	39.1 x	NA	NA	53.6 x	34.2 x	22.0 x
Xiangtan Electric Manufacturing	$4.19	77.7%	$1,275	$1,571	1.68 x	1.01 x	0.72 x	32.9 x	13.2 x	9.6 x	45.6 x	21.7 x	15.0 x
Jialong Machinery & Electronic	$3.84	91.7%	$548	$453	11.81 x	NA	NA	55.0 x	NA	NA	NM	NA	NA
Zhejiang Founder Motor Co	$2.52	72.4%	$291	$304	3.83 x	1.49 x	0.93 x	46.2 x	21.2 x	14.6 x	NM	28.7 x	20.3 x
	MEDIAN	77.4%			4.43 x	1.49 x	0.93 x	42.7 x	17.2 x	12.1 x	49.6 x	28.7 x	20.3 x
	MEAN	79.7%			5.59 x	1.96 x	1.34 x	43.3 x	17.2 x	12.1 x	49.6 x	28.2 x	19.1 x

Source: CapitalIQ, Company filings, FactSet and Wall Street research.

Note: Where applicable, EBITDA and net debt are adjusted to reflect a company's attributable portion of a joint venture. Projections are based upon I/B/E/S consensus estimates. In-the-money outstanding stock options are treated using the Treasury Stock Method. All in-the-money convertible debt is assumed to convert into additional shares. Completed debt or equity issuances and acquisitions or corporate divestitures post-filing are adjusted accordingly.

Relative Trading Performance – Since January 1, 2009

Enterprise Value / NTM EBITDA


EV / NTM EBITDA
10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
5.9x
4.0x
3.1x
9.2x
4.7x
4.6x
Jan 02, 2009
Aug 01, 2009
Mar 01, 2010
Sep 29, 2010
Apr 29, 2011
1 Oct 2010
One week prior to Helios going private proposal
19 Nov 2010
Frazer Frost audit fraud allegations
Helios
U.S.-Listed, U.S.-Based Motor Companies
U.S.-Listed, China-Based Industrials

Price / NTM Earnings


Price / NTM Earnings
25.0x
20.0x
15.0x
10.0x
5.0x
0.0x
10.5x
5.4x
5.1x
18.4x
6.9x
6.7x
Jan 02, 2009
Aug 01, 2009
Mar 01, 2010
Sep 29, 2010
Apr 29, 2011
1 Oct 2010
One week prior to Helios going private proposal
19 Nov 2010
Frazer Frost audit fraud allegations
Helios
U.S.-Listed, U.S.-Based Motor Companies
U.S.-Listed, China-Based Industrials

Source: *CapitalIQ.*
Note: U.S.-Listed, U.S.-Based Motor Companies include: Altra Holdings, AO Smith, Franklin Electric Co. and Regal Beloit.
Note: U.S.-Listed, China-Based Industrials include: A-Power Energy Generation Systems, China Automotive Systems, China Fire & Security Group, China Valves Technology, China Yuchai International, Fushi Copperweld, Hollysys Automation Technologies, SORL Auto Parts and Wonder Auto Technology.

Discounted Cash Flow Analysis – Sensitivity Analysis

($ in millions, except per share data)

Base Assumptions

- Discount Rate: 14.0%
- Exit Multiple: 4.5x
- FY2010 – FY2015E Revenue CAGR: 19.1%
- FY2010 – FY2015E EBITDA Margin Increase: 3.5%
- FY2010 – FY2015E EBITDA CAGR: 22.1%

Discount Rate			
Rate	13.0%	14.0%	15.0%
Value	$30.45	$29.26	$28.13

Exit Multiple			
Multiple	3.5 x	4.5 x	5.5 x
Value	$24.29	$29.26	$34.22

FY2010 - FY2015E Revenue CAGR					
CAGR	15.0%	17.5%	19.1%	20.0%	22.5%
Implied EBITDA CAGR	17.9%	20.5%	22.1%	23.0%	25.6%
Value	$23.79	$27.06	$29.26	$30.58	$34.38

FY2010 - FY2015E EBITDA Margin Increase					
Margin Increase	2.0%	3.0%	3.5%	4.0%	5.0%
Implied EBITDA CAGR	20.8%	21.7%	22.1%	22.5%	23.3%
Value	$27.49	$28.68	$29.26	$29.86	$31.04

FY2010 - FY2015E EBITDA CAGR					
CAGR	20.0%	22.0%	22.1%	24.0%	26.0%
Implied Revenue CAGR	17.0%	19.0%	19.1%	20.9%	22.9%
Value	$26.43	$29.12	$29.26	$31.97	$34.98

Source: Management projections.

Appendix

A Helios Background Materials

Share Price Performance – Since January 1, 2008


Price
$30.00
25.00
20.00
15.00
10.00
5.00
0.00
$27.20
18 Feb 2008
Mr. Yang elected as Deputy to the 11th National People's Congress
26 Jun 2008
Announces $49.5M common stock private placement
11 Jul 2008
Announces agreement to acquire Weihai Hengda Electric and Wendeng Second Electric Motor Factory for $54M
30 Jul 2009
Prices $100M common stock offering at $16.00 per share
6 Oct 2009
Announces agreement to acquire Xi'an Simo Motor
31 Dec 2009
Announces upgrade to NASDAQ Global Select Market
Period High $28.00
Period Low $4.25
Period Average $16.00
28 Jul 2010
Enters into $15M loan agreement with Abax Capital Group ("Abax")
11 Oct 2010
Announces receipt of going-private proposal at $24.00 per share from Mr. Yang/Baring
25 Oct 2010
Seeking Alpha releases article regarding potential financial and accounting concerns about the Company
19 Nov 2010
Frazer Frost audit fraud allegations (RINO International) raises concerns with Chinese companies
23 Nov 2010
Provides update on Mr. Yang proposal and Baring's right (but not obligation) to participate
22 Nov 2010
Enters into loan agreement with China Development Bank ("CDB")
19 Apr 2011
Receives $24.00 per share proposal letter from Mr. Yang/Abax
$18.72
15 Apr 2011
Helios discloses William Blair's April 14th conversation with Mr. Yang regarding his potential proposal to acquire the Company
Jan 02, 2008
Aug 31, 2008
May 01, 2009
Dec 29, 2009
Aug 29, 2010
Apr 29, 2011
'08-'09 market dislocation due to financial crisis

Source: CapitalIQ

Share Price Performance – Since January 1, 2010


Period High $26.00
Period Low $14.95
Period Average $19.17
Price
Volume (in 000's)
$25.00
$21.94
20.00
15.00
10.00
5.00
0.00
5,000
4,000
$18.72
3,000
2,000
1,000
0
Jan 04, 2010
Apr 10, 2010
Jul 15, 2010
Oct 19, 2010
Jan 23, 2011
Apr 29, 2011
10 Mar 2010
Reports record Q4 and FY2009 results above consensus estimates
20 Apr 2010
Files shelf registration statement
28 Jul 2010
Enters into $15M loan agreement with Albax
11 Oct 2010
Announces receipt of going-private proposal at $24.00 per share from Mr. Yang/Baring
25 Oct 2010
Seeking Alpha releases article regarding potential financial and accounting concerns about the Company
29 Oct 2010
Announces Special Committee's selection of Morgan Stanley & Co. Inc. (financial) and Gibson, Dunn & Crutcher LLP (legal) as advisors
19 Nov 2010
Frazer Frost audit fraud allegations (RINO International) raises concerns with Chinese companies
22 Nov 2010
Enters into loan agreement with CDB
23 Nov 2010
Provides update on Mr. Yang proposal and Baring's right (but not obligation) to participate
30 Nov 2010
Albax files Schedule 13-D, announcing 5.4% ownership
15 Apr 2011
Helios discloses William Blair's April 14th conversation with Mr. Yang regarding his potential proposal to acquire the Company
19 Apr 2011
Receives $24.00 per share proposal letter from Mr. Yang/Albax

Source: CapitalIQ

Relative Share Price Performance – Since January 1, 2008

Helios v. U.S.-Listed Groups


Indexed Share Price Performance
160
130
100
70
40
10
Jan 02, 2008
Oct 31, 2008
Aug 30, 2009
Jun 29, 2010
Apr 29, 2011
153
94
93
69
1 Oct 2010
One week prior to Helios going-private proposal
19 Nov 2010
Frazer Frost audit fraud allegations
Helios
U.S. Listed, U.S. Based Motor Companies
U.S.-Listed, China-Based Industrials
S&P 500

Helios v. Asia-Listed Groups


Indexed Share Price Performance
160
130
100
70
40
10
Jan 02, 2008
Oct 31, 2008
Aug 30, 2009
Jun 29, 2010
Apr 29, 2011
138
117
86
69
1 Oct 2010
One week prior to Helios going-private proposal
19 Nov 2010
Frazer Frost audit fraud allegations
Helios
H.K. Listed, China Based Industrials
China Listed, China Based Motor Companies
Hang Seng Index

Source: *CapitalIQ.*
Note: U.S.-Listed, U.S.-Based Motor Companies include: Altra Holdings, AO Smith, Franklin Electric Co. and Regal Beloit.
Note: U.S.-Listed, China-Based Industrials include: A-Power Energy Generation Systems, China Automotive Systems, China Fire & Security Group, China Valves Technology, China Yuchai International, Fushi Copperweld, Hollysys Automation Technologies, SORL Auto Parts and Wonder Auto Technology.
Note: H.K.-Listed, China-Based Industrials include: Boer Power Holdings, Changfeng Axle Co., China High Speed Transmission Equipment Co., China Titan Energy Technology Group Co., Greens Holdings, Haitian International Holdings, Sun King Power Electronics Group, Tianneng Power International, Zhejiang Shibao Co. and Zhuzhou CSR Times Electric Co.
Note: China-Listed, China-Based Motor Companies include: Jinlong Machinery & Electric Co., Xiangtan Electric Manufacturing Co., Zhejiang Founder Motor Co. and Zhongshan Broad-Ocean Motor Co.

Industry and Company Considerations

Industry Considerations

+ **Large, rapidly growing target market**
  - Domestic Chinese electric motor market estimated at $20 billion, growing 15%-20% per year
  - Strong government focus on infrastructure improvements and "green" technology
+ **Favorable end-market trends**
  - Linear motors currently comprise <1% of total Chinese electric motor market, and provide attractive value proposition to customers, which should continue to drive above-market growth
  - Growth in automotive micro-motors should continue to benefit from inflow of foreign auto manufacturers
  - Shift to higher efficiency rotary motors

± **Fragmented domestic competitive landscape**
  - Thousands of motor manufacturers in China (mostly small), which also provides opportunity for consolidation

– **Negative sentiment** surrounding U.S.-listed, China-based companies following RINO International Corp. audit fraud allegations and other related speculation

– **Highly-dependent upon Chinese macroeconomic and government policies**
  - Recent growth attributed to government incentives (i.e., subsidies, industrial development initiatives, etc.)
  - Recent delays in China's mass transportation projects had material implications on financial performance

– **Potential slowdown/decelerating growth across primary markets**
  - Declining steel industry
  - Concerns regarding slowdown in Chinese automobile market and/or "double-dip" in North American and Europe

Company-Specific Considerations

+ **Broad portfolio of motor products, including linear motors, micro-motors, and small, mid and large rotary motors**
  - Only Chinese manufacturer of specialized products in linear and micro-motor segments
+ **Significant brand recognition within the Chinese market**
  - Also has relationships with certain leading international customers
+ **Track record of innovation**
  - First to develop and commercialize linear motors in China
  - Holds 20 patents related to linear and specialty micro-motor products
+ **Opportunities to improve operations through integration of business units**
  - Business units operate independently, with minimal collaboration

± **Dependence on key executives**

– **Significant near-term and ongoing capital requirements**
  - Rapid growth requires continued expansion of facilities, as well as investments in suppliers/working capital
  - Over next five years, management estimates nearly 60% of EBITDA to be consumed by capital expenditures and working capital
  - Capacity has constrained recent growth, as Xi'an and Weihai facilities are at ~100% capacity utilization

– **Concentration of customers and suppliers within linear and micro-motor segments**

– **Profitability dependent, in part, upon volatile raw materials market**
  - Increase in materials prices, notably those of copper and steel, will negatively impact margins

Wall Street Perspectives – Analyst Price Targets and Commentary (Current)

Current analyst price targets are all influenced by the proposed offer price…

Firm	Date	Rating	Valuation Methodology	Price Target	Analyst Commentary
Maxim Group	April 14, 2011	Buy	Proposed offer price	$24.00	■ "...time is near to see some evidence of debt and equity investment for the LBO...Helios is considered a quality investment target in the eyes of Chinese institutions because: (1) it has solid assets and an established domestic market share; and (2) it is valued at ~50% or less of similar assets trading on [Chinese] stock exchanges." ■ "Our positive outlook for Helios' LBO is case-specific...based on our belief in: (1) the likeliness of available financing from Chinese institutions; (2) the feasibility for buying parties to buy back Helios shares and re-list it on a Chinese exchange at a doubled (or even higher) valuation; and (3) Helios' reliable historical financials"
Roth Capital Partners	March 24, 2011	Buy	Proposed offer price	$24.00	■ "...encouraged by Helios' orders for linear motors for the Beijing Airport express metro train and for 35 oil pumps from Jiangsu and Jilin oil fields...while the magnitude of these orders is not large, we are encouraged by the long-term potential associated with the penetration into new customers and applications." ■ "...capable of achieving 20% revenue growth and 25% earnings growth through 2012...stable gross margins in the low-30%-range based on expectations for continued material and labor cost increases which offset Helios' higher shipment volume."
William Blair	March 18, 2011	Outperform	Proposed offer price	$24.00	■ "...expects to ship linear motors for use in subway applications, beginning in the H2 2011...earnings growth in 2011 to be restrained primarily by capacity limitations and higher raw material costs." ■ "We believe that valuation has become less relevant since the announcement of the go-private transaction...Helios will eventually be taken private at or above $24 in the next several months."

Current Price:	$18.72
52-wk High:	$25.05
52-wk Low:	$14.95

High	$24.00
Mean	$24.00
Median	$24.00
Low	$24.00

Source: Wall Street research.

Wall Street Perspectives – Analyst Price Targets and Commentary (Pre-October 11 Offer Announcement)

…however, prior to the October 10th Proposal, price targets ranged from $24.00 to $33.00

Firm	Date	Rating	Valuation Methodology	Price Target	Analyst Commentary
William Blair	October 8, 2010	Outperform	Not Available	N/A	■ "We continue to believe Helios should trade at a modest premium to peers given the company's higher margins, higher return on equity, and potential for upside to earnings if the company has success in any one of its multiple major growth opportunities."
Global Hunter	August 10, 2010	Buy	P/FY2010 PF EPS (9.7x)	$28.00	■ "…we expect revenue to accelerate again in 1-2 years after new capacity comes on line...margins to slightly improve due to lower raw material costs and improved technology and operating efficiency."
Maxim Group	August 10, 2010	Buy	P/FY2010 EPS (9.0x)	$24.00	■ "...needs a few quarters to get ready for another round of growth. Current initiatives, capacity expansion, migration to larger and higher-efficiency rotary motors, new linear/micro-motor products, lower cost on a larger scale of economy, should materialize next year...continue to emphasize undervaluation (25%-30% discount to peers)."
Roth Capital Partners	August 10, 2010	Buy	P/FY2010 EPS (11.0x)	$33.00	■ "Facing a declining steel industry, Simo Motor has shifted its business focus to wind turbine and cement production where demand has been strong...new product launches (permanent magnet motors and brushless motors)...upcoming harvest season is likely to increase demand for agricultural equipment and vehicles." ■ "We believe many of these concerns [Chinese economic slowdown, capacity constraints, $100M shelf registration, delay in mass transportation projects, behavior of other Chinese stocks] are unwarranted or out of proportion...Helios is a well-managed company with substantial proprietary technology."

Oct. 8 Price:	$19.96
52-wk High:	$26.00
52-wk Low:	$15.26

High	$33.00
Mean	$28.33
Median	$28.00
Low	$24.00

Source: Wall Street research.
Note: Current price and 52-week price range reflects Helios share prices as of October 8, 2010.

Analyst Consensus Over Time

Analyst Consensus Evolution


% Buy/Sell
Price
100%
75%
50%
25%
0%
$40
30
20
10
0
Jan 07
Mar 07
Jun 07
Sep 07
Dec 07
Mar 08
Jun 08
Sep 08
Dec 08
Mar 09
Jun 09
Sep 09
Dec 09
Mar 10
Jun 10
Sep 10
Dec 10
Mar 11
Apr 11
Sell
Hold
Buy
Helios Share Price
Average Target Price

SUMMARY OF ANALYST TARGET PRICES

	High	Mean	Median	Low
Target Price	**$24.00**	**$24.00**	**$24.00**	**$24.00**
Implied Premium / (Discount) vs. Current ($18.72)	*28.2%*	*28.2%*	*28.2%*	*28.2%*

Source: Bloomberg, CapitalIQ, FactSet and Wall Street research as of April 29, 2011.

Share Trading Volume at Various Prices

Volume at Various Prices Since October 1, 2010


20,000,000
15,000,000
10,000,000
5,000,000
0
6,186,550
8,912,214
15,401,596
9,332,515
11,591,315
13,165,045
8,040,519
263,342
5,822,988
5,183,699
<$16.00
$16.00-$17.00
$17.00-$18.00
$18.00-$19.00
$19.00-$20.00
$20.00-$21.00
$21.00-$22.00
$22.00-$23.00
$23.00-$24.00
>$24.00

	<$16.00	$16.00-$17.00	$17.00-$18.00	$18.00-$19.00	$19.00-$20.00	$20.00-$21.00	$21.00-$22.00	$22.00-$23.00	$23.00-$24.00	>$24.00
% Traded	*7%*	*11%*	*18%*	*11%*	*14%*	*16%*	*10%*	*0%*	*7%*	*6%*
% Cumulative	*7%*	*18%*	*36%*	*47%*	*61%*	*77%*	*87%*	*87%*	*94%*	*100%*

Volume at Various Prices Since January 1, 2010


40,000,000
30,000,000
20,000,000
10,000,000
0
7,756,917
19,044,868
33,158,048
22,196,838
16,976,012
17,961,972
13,784,828
8,770,477
12,401,302
8,809,078
<$16.00
$16.00-$17.00
$17.00-$18.00
$18.00-$19.00
$19.00-$20.00
$20.00-$21.00
$21.00-$22.00
$22.00-$23.00
$23.00-$24.00
>$24.00

	<$16.00	$16.00-$17.00	$17.00-$18.00	$18.00-$19.00	$19.00-$20.00	$20.00-$21.00	$21.00-$22.00	$22.00-$23.00	$23.00-$24.00	>$24.00
% Traded	*5%*	*12%*	*21%*	*14%*	*11%*	*11%*	*9%*	*5%*	*8%*	*5%*
% Cumulative	*5%*	*17%*	*37%*	*51%*	*62%*	*73%*	*81%*	*87%*	*95%*	*100%*

Source: *FactSet.*
Note: Price based upon the average of daily high and low price.

Ownership Profile

(Shares and $ in millions)

Ownership By Type


Public and Other
11%
Institutions
53%
Insiders
34%
Corporations
2%

Ownership By Style


GARP
46%
Blend
2%
Unclassified
8%
Aggressive Growth
1%
Growth
43%

Top 20 Shareholders

Holders	09/30/2010 Activity	12/31/2010 Activity	YTD Activity	As of 04/29/11 Shares Held	As of 04/29/11 Market Value	% of Total Outstanding
Tianfu Yang	0.000	0.030	0.000	9.663	$180.9	30.5%
Abax Global Capital	0.000	1.692	0.000	1.692	31.7	5.4%
Pentwater Capital Management	0.000	1.083	0.000	1.083	20.3	3.5%
Fidelity Investments	0.000	0.000	0.000	1.000	18.7	3.2%
Whitney Asset Management	0.150	0.000	0.000	1.000	18.7	3.2%
Ardsley Partners	0.725	0.250	0.000	0.975	18.3	3.1%
The Vanguard Group	0.220	0.023	0.000	0.897	16.8	2.9%
Private Wealth Advisors	0.288	0.031	0.160	0.637	11.9	2.0%
First Wilshire Securities Management	(0.057)	(0.249)	0.000	0.606	11.3	1.5%
AQR Capital Management	0.000	0.569	0.000	0.569	10.7	1.8%
Tianli Yang	0.000	0.000	0.000	0.500	9.4	1.6%
Gruber & McBaine Capital Management	0.180	0.320	0.000	0.500	9.4	1.6%
Pennsylvania Public School Employees	0.000	0.479	0.000	0.479	9.0	1.5%
Perimeter Capital Partners	(0.011)	0.195	0.000	0.476	8.9	1.5%
Suofei Xu	0.000	0.000	0.000	0.400	8.3	1.3%
Guerrilla Capital Management	0.041	0.121	0.000	0.351	7.3	1.1%
Zedong Xu	0.000	0.000	0.000	0.350	7.2	1.1%
George Weiss Associates	0.011	0.237	0.000	0.350	7.2	1.1%
Moore Capital Management	0.000	0.321	0.000	0.321	6.6	1.0%
William Blair Investment Management	(0.018)	0.144	0.000	0.316	5.9	1.0%
Total	**1.548**	**5.245**	**0.160**	**22.165**	**$418.4**	**70.9%**

Source: CapitalIQ

B Additional Financial Analysis Back-Up Materials

Discounted Cash Flow Analysis – Projected Free Cash Flows

($ in millions)

	Fiscal Year Ending December 31,						FY10 - FY15E CAGR
	FY2010A	FY2011E	FY2012E	FY2013E	FY2014E	FY2015E	
EBITDA	**$111.6**	**$134.0**	**$177.0**	**$216.2**	**$255.8**	**$302.8**	22.1%
YoY Growth	***84.2%***	***20.1%***	***32.1%***	***22.2%***	***18.3%***	***18.4%***	
Less: Depreciation and Amortization	(9.7)	(17.4)	(23.7)	(29.1)	(35.5)	(43.2)	
EBIT	$101.9	$116.6	$153.3	$187.1	$220.3	$259.5	
Plus: Other Income	5.3	5.5	5.5	5.5	5.5	5.5	
EBT	$107.2	$122.1	$158.8	$192.6	$225.8	$265.0	
Less: Taxes	(18.2)	(20.8)	(27.0)	(32.7)	(38.4)	(45.1)	
Tax Rate	*17.0%*	*17.0%*	*17.0%*	*17.0%*	*17.0%*	*17.0%*	
Unlevered Net Income	$88.9	$101.3	$131.8	$159.9	$187.4	$220.0	19.9%
Cash Flow Items							
Plus: Depreciation and Amortization	9.7	17.4	23.7	29.1	35.5	43.2	
Less: Acquisition of Intangible Assets	(0.1)	(0.5)	(0.5)	(0.5)	(0.5)	(0.5)	
Less: Capital Expenditures	(111.4)	(76.5)	(48.8)	(58.5)	(70.3)	(84.3)	
Less: Change in Working Capital	(26.1)	(24.1)	(44.4)	(74.1)	(67.9)	(90.3)	
Unlevered Free Cash Flow	**($38.9)**	**$17.7**	**$61.7**	**$55.9**	**$84.2**	**$88.1**	**NM**
YoY Growth		*NM*	*249.6%*	*(9.5%)*	*50.7%*	*4.6%*	
% of EBITDA	*NM*	*13.2%*	*34.9%*	*25.9%*	*32.9%*	*29.1%*	
Relevant Metrics							
Capital Expenditures as % of EBITDA	*99.8%*	*57.1%*	*27.6%*	*27.1%*	*27.5%*	*27.8%*	
Acquisition of Intangible Assets as % of EBITDA	*0.1%*	*0.3%*	*0.3%*	*0.2%*	*0.2%*	*0.2%*	
Change in Working Capital as % of EBITDA	*23.4%*	*18.0%*	*25.1%*	*34.3%*	*26.5%*	*29.8%*	

Source: Management projections.

Discounted Cash Flow Analysis

($ in millions, except per share data)

Exit Multiple Methodology

Discount Rate	NPV of Cash Flows as of 12/31/2010	Present Value of Terminal Valuation LTM EBITDA Exit Multiple 3.5 x	4.5 x	5.5 x	Enterprise Valuation LTM EBITDA Exit Multiple 3.5 x	4.5 x	5.5 x
13.0%	$202.2	$575.1	$739.5	$903.8	$777.3	$941.6	$1,106.0
14.0%	$196.3	$550.4	$707.6	$864.8	$746.7	$903.9	$1,061.2
15.0%	$190.7	$526.8	$677.4	$827.9	$717.6	$868.1	$1,018.6

Discount Rate	Net Debt as of 12/31/2010	Equity Valuation LTM EBITDA Exit Multiple 3.5 x	4.5 x	5.5 x	Terminal Valuation Percentage LTM EBITDA Exit Multiple 3.5 x	4.5 x	5.5 x
13.0%	($17.1)	$794.4	$958.8	$1,123.1	74.0%	78.5%	81.7%
14.0%	($17.1)	$763.8	$921.1	$1,078.3	73.7%	78.3%	81.5%
15.0%	($17.1)	$734.7	$885.2	$1,035.7	73.4%	78.0%	81.3%

Discount Rate	Implied Perpetuity Growth Rate[(a)] LTM EBITDA Exit Multiple 3.5 x	4.5 x	5.5 x	Implied Share Price LTM EBITDA Exit Multiple 3.5 x	4.5 x	5.5 x
13.0%	4.1%	6.0%	7.2%	$25.26	$30.45	$35.63
14.0%	5.0%	6.9%	8.1%	$24.29	$29.26	$34.22
15.0%	6.0%	7.8%	9.1%	$23.38	$28.13	$32.87

Source: Management projections.

Note: Discount rates derived from Weighted Average Cost of Capital Analysis on page 23.

(a) Implied perpetuity growth rate based upon normalized FY2015E cash flow.

Weighted Average Cost of Capital

($ in millions, except per share data)

Company	Stock Price	Equity Value	Net Debt	Enterprise Value	Net Debt / Total Cap.	Net Debt / Equity Value	Tax Rate	Barra Levered Beta[a]	Asset Beta[b]
U.S.-Listed, China-Based Industrials									
A-Power Energy Generation Systems, Ltd.	$4.05	$187.8	($57.5)	$130.3	(44.1%)	(30.6%)	15.0%	1.76	2.38
China Automotive Systems Inc.	$9.65	$296.4	49.6	$346.0	14.3%	16.7%	15.0%	2.09	1.83
China Fire & Security Group, Inc.	$6.96	$198.3	(28.1)	$170.1	(16.5%)	(14.2%)	16.0%	1.71	1.94
China Valves Technology, Inc.	$4.01	$143.0	(21.3)	$121.7	(17.5%)	(14.9%)	25.0%	1.61	1.81
China Yuchai International Limited	$33.12	$1,234.3	(319.5)	$914.8	(34.9%)	(25.9%)	15.0%	1.16	1.49
Fushi Copperweld, Inc.	$8.04	$307.3	(116.5)	$190.8	(61.1%)	(37.9%)	25.0%	1.51	2.11
Hollysys Automation Technologies, Ltd	$12.01	$659.4	(55.9)	$603.5	(9.3%)	(8.5%)	15.0%	1.35	1.45
SORL Auto Parts, Inc.	$5.15	$99.4	24.6	$124.0	19.8%	24.7%	15.0%	1.57	1.29
Wonder Auto Technology, Inc.	$5.92	$200.5	92.6	$293.0	31.6%	46.2%	14.0%	1.92	1.37
				Mean	**(13.1%)**	**(4.9%)**	**17.2%**	**1.63**	**1.74**
				Median	**(16.5%)**	**(14.2%)**	**15.0%**	**1.61**	**1.81**
Helios	**$18.72**	**$587.2**	**($17.1)**	**$570.1**	**(3.0%)**	**(2.9%)**	**17.0%**	**1.50**	**1.53**

Assumptions

Risk-Free Rate	3.32 %	Based upon 10-year Treasury Yield
Equity Risk Premium	6.70 %	Based upon Ibbotson's Risk Premia, 1926 - 2010

Net Debt / Total Capitalization	Net Debt / Equity Value	Cost of Equity at Various Asset Betas[c]			After-Tax Cost of Debt	WACC at Various Asset Betas		
		1.50	1.63	1.75	6.5%	1.50	1.63	1.75
0.0%	0.0%	13.4%	14.2%	15.0%	5.4%	13.4%	14.2%	15.0%
5.0%	5.0%	13.8%	14.7%	15.5%	5.4%	13.4%	14.2%	15.0%
10.0%	10.0%	14.2%	15.1%	16.0%	5.4%	13.3%	14.1%	15.0%
15.0%	15.0%	14.6%	15.6%	16.5%	5.4%	13.2%	14.0%	14.8%
20.0%	20.0%	15.0%	16.0%	17.0%	5.4%	13.1%	13.9%	14.7%

Source: Barra Beta, CapitalIQ, Company filings, Ibbotson SBBI 2011 Valuation Yearbook and Wall Street research.

(a) Per Barra Beta as of April 29, 2011.

(b) Asset Beta = Levered Beta / [1 + (1 – Tax Rate) * Net Debt / Equity Value].

(c) Cost of Equity = Risk-Free Rate + Levered Beta * Equity Risk Premium.

Leveraged Buyout Analysis

($ in millions, except per share data)

Transaction Sources

Purchase Price	$24.00
Entry EBITDA Multiple (FY10)	6.6 x

	FY2010A Leverage	Amount	% of Total
Revolver	0.0 x	$0.0	0.0%
Senior Debt	3.6	400.0	51.6%
Mezzanine Debt	0.2	25.0	3.2%
	3.8 x		
Existing Cash		0.0	0.0%
Chairman Rollover Equity		231.1	29.8%
Other Management Rollover Equity		32.9	4.2%
Abax Rollover Equity		40.6	5.2%
Abax Additional Equity		44.9	5.8%
Total Sources		**$774.5**	**100.0%**

Transaction Uses

Purchase Price	$24.00
Entry EBITDA Multiple (FY10)	6.6 x

	Amount	% of Total
Refinanced Total Debt	$0.0	0.0%
Purchased Equity	754.5	97.4%
M&A Fees	14.7	1.9%
Financing Fees	5.3	0.7%
Other Fees	0.0	0.0%
Total Uses	**$774.5**	**100.0%**

Summary Financial Information

		Fiscal Year Ending December 31,				
	FY2010PF	FY2011E	FY2012E	FY2013E	FY2014E	FY2015E
EBITDA	$111.6	$134.0	$177.0	$216.2	$255.8	$302.8
EBITDA Margin	*26.2%*	*26.2%*	*27.8%*	*29.0%*	*29.3%*	*29.6%*
YoY Growth	*84.2%*	*20.1%*	*32.1%*	*22.2%*	*18.3%*	*18.4%*
Net Interest Expense		(21.5)	(23.4)	(25.0)	(28.5)	(27.0)
Net Income		$80.1	$108.9	$135.7	$160.4	$194.2
Net Margin		*15.6%*	*17.1%*	*18.2%*	*18.4%*	*19.0%*
Cash	$98.8	$75.0	$75.0	$75.0	$75.0	$75.0
Total Debt	506.7	482.1	438.7	402.5	340.9	274.2
Net Debt	$407.9	$407.1	$363.7	$327.5	$265.9	$199.2
Total Debt / EBITDA	**4.5 x**	**3.6 x**	**2.5 x**	**1.9 x**	**1.3 x**	**0.9 x**
Cash Interest Coverage		**6.5 x**	**7.9 x**	**9.0 x**	**9.3 x**	**11.7 x**

Internal Rate of Return

	LTM EBITDA Exit Multiple		
	3.5 x	4.5 x	5.5 x
Year 3	7.1%	22.7%	35.0%
Year 4	15.8%	26.1%	34.4%
Year 5	19.7%	27.2%	33.2%

Source: Management projections and Lazard estimates.
Note: Transaction and capital structure based on proposal received on April 19, 2011 from Mr. Yang/Abax.

Premiums Paid Analysis

Transaction Value Between $250M And $2,000M

Time Period	Premium 1-Day Prior to Announcement	Premium 1-Week Prior to Announcement	Premium 4-Weeks Prior to Announcement
Past 12 months			
High	200.0%	200.9%	198.7%
Mean	41.5%	43.7%	48.4%
Median	33.7%	35.1%	38.7%
Low	(1.7%)	(2.1%)	3.1%
Past 24 Months			
High	215.9%	256.4%	201.2%
Mean	36.9%	39.5%	44.0%
Median	32.1%	35.1%	37.8%
Low	(27.9%)	(28.0%)	(27.8%)
Past 36 Months			
High	215.9%	256.4%	301.5%
Mean	38.0%	40.8%	45.0%
Median	32.1%	35.1%	37.0%
Low	(27.9%)	(28.0%)	(27.8%)
Past 48 Months			
High	816.7%	787.1%	815.1%
Mean	35.3%	36.9%	40.1%
Median	28.5%	29.0%	31.6%
Low	(66.7%)	(85.7%)	(87.9%)

Transaction Value Between $500M And $1,500M

Time Period	Premium 1-Day Prior to Announcement	Premium 1-Week Prior to Announcement	Premium 4-Weeks Prior to Announcement
Past 12 months			
High	77.0%	95.0%	119.1%
Mean	35.3%	38.2%	40.3%
Median	35.9%	37.6%	37.2%
Low	6.2%	7.1%	3.1%
Past 24 Months			
High	97.3%	95.0%	119.1%
Mean	32.7%	34.8%	39.4%
Median	30.2%	34.0%	36.8%
Low	0.0%	(2.1%)	(1.1%)
Past 36 Months			
High	148.6%	220.2%	301.5%
Mean	37.3%	39.9%	45.7%
Median	30.3%	32.9%	37.0%
Low	(1.0%)	(2.1%)	(1.1%)
Past 48 Months			
High	148.6%	220.2%	301.5%
Mean	31.4%	32.9%	37.0%
Median	27.6%	28.3%	31.1%
Low	(66.7%)	(85.7%)	(87.9%)

Source: SDC and CapitalIQ as of April 2011.
Note: Includes only U.S.-listed targets with equity values between $250 million and $2,000 million.

C Other

Case Study – Proposed Buyout of China Fire & Security Group

($ in millions, except per share data)

Transaction Commentary

- On March 7, 2011, China Fire & Security Group ("CFSG") announced its receipt of an acquisition proposal from an undisclosed private equity firm
  - Confidential offer price, though analysts believe a 30%+ premium is likely
  - "We believe CFSG represents the most attractive buyout opportunity amongst existing proposals publicly announced [due to private equity acquirer, likely availability of the late Chairman's shares, and possibility of competitive bids]."

- Roth Capital Partners, March 7, 2011

Relative Share Price Performance



Indexed Performance
200
150
100
50
0
19 Nov 2010
Frazer Frost audit fraud allegations
7 Mar 2011
CFSG receives offer proposal
98
56
Jan 02, 2008
Oct 31, 2008
Aug 30, 2009
Jun 29, 2010
Apr 29, 2011
CFSG
U.S. Listed, China Based Industrials

Illustrative Valuation

Illustrative CFSG Offer Price Analysis

Offer Price[a]	$8.00
% Premium to Current Price	*14.9%*
% Premium to One-Day Prior	*27.8%*
% Premium to One-Week Prior	*39.1%*
% Premium to One-Month Average	*36.0%*
% of 52-Week High on 05/18/2010	*54.1%*

Equity Value	$229.1
Plus: Net Debt	($28.1)
Enterprise Value	$200.9

Valuation Multiple

Metric		Current	Offer Price[(a)]
Revenue			
LTM	$80.0	2.1 x	2.5 x
CY2011E	$91.7	1.9 x	2.2 x
CY2012E	$110.1	1.5 x	1.8 x
EBITDA			
LTM	$21.6	7.9 x	9.3 x
CY2011E	$23.1	7.4 x	8.7 x
CY2012E	$27.2	6.2 x	7.4 x
EPS			
LTM	$0.61	11.4 x	13.1 x
CY2011E	$0.69	10.1 x	11.6 x
CY2012E	$0.79	8.8 x	10.1 x

Source: CapitalIQ and company filings.

(a) Offer price remains undisclosed since acquisition proposal and is based upon Wall Street research price targets dated March 23, 2011.

Case Study – Proposed Buyout of Fushi Copperweld

($ in millions, except per share data)

Transaction Commentary

- On November 3, 2010, Fushi Copperweld ("FSIN") announces receipt of a "go-private" offer from Li Fu, Chairman and CEO, and Abax for $11.50 per share in cash
  - Bidders hold 30% pre-deal ownership
  - Stock has since traded back down to pre-deal prices given several key concerns (lower outlook, sector-wide audit fraud concerns, 10-K delays, and overall impact on acquisition financing)
- "We believe the parties to the offer are still pursuing the purchase of FSIN...Mr. Fu may pursue forms of financing other than from Abax."

- Roth Capital Partners, March 7, 2011

Relative Share Price Performance



Indexed Performance
200
150
100
50
0
3 Nov 2010
FSIN receives offer proposal
19 Nov 2010
Fraser Frost audit fraud allegations
109
33
Jan 02, 2008
Oct 31, 2008
Aug 30, 2009
Jun 29, 2010
Apr 29, 2011
FSIN
U.S.-Listed, China-Based Industrials

Illustrative Valuation

Illustrative FSIN Offer Price Analysis

Offer Price	$11.50
% Premium to Current Price	*43.0%*
% Premium to One-Day Prior	*26.4%*
% Premium to One-Week Prior	*17.3%*
% Premium to One-Month Average	*20.5%*
% of 52-Week High on 05/04/2010	*93.6%*
Equity Value	$440.0
Plus: Net Debt	($116.5)
Enterprise Value	$323.5

Valuation Multiple

Metric		Current	Offer Price
Revenue			
LTM	$270.4	0.7 x	1.2 x
CY2011E	$293.7	0.6 x	1.1 x
CY2012E	$337.3	0.6 x	1.0 x
EBITDA			
LTM	$73.0	2.6 x	4.4 x
CY 2011	$73.0	2.6 x	4.4 x
CY 2012	$78.5	2.4 x	4.1 x
EPS			
LTM	$0.96	8.4 x	12.0 x
CY2011E	$1.20	6.7 x	9.6 x
CY2012E	$1.37	5.9 x	8.4 x

Source: CapitalIQ and company filings.

Case Study – Other U.S.-Listed, China-Based Take-Private Transactions

Target	Transaction Background	Valuation Overview
Sinoenergy (NYSE:SNEN)	■ **Announcement date:** 10/12/09 ■ **Acquirer:** Skywide Capital Management (management-owned equity with 39% ownership stake) ■ **Current status:** Completed on 9/29/10	■ **Offer Price:** $1.90 (48% premium to one-day prior / 46% premium one-month average prior) ■ **Total consideration:** $30 million equity value ($149 million enterprise value) ■ **Financing:** Existing lines of credit

Chemspec International (NYSE:CPC)	■ **Announcement date:** 11/11/10
	■ **Acquirer:** Jianhua Yang, Chairman and CEO (55% ownership stake)
	■ **Current status:** Revised bid submitted, along with Primavera Capital, on 3/21/11 for $8.10 per share; signed agreement on 3/25/11
		■ **Offer /Revised Price:** $8.00 (27% premium to one-day prior / 23% premium to one-month prior) / $8.10 (28% premium to one-day prior / 25% premium to one-month prior)
		  ■ April 29, 2011 price / valuation: $7.46 per share / 5.2x LTM EBITDA
		■ **Total consideration:** $130 million consideration ($293 million implied equity value)
		  ■ Pre-announcement vs. offer valuation: 4.9x LTM EBITDA vs. 5.5x LTM EBITDA
		  ■ Debt facility with Standard Chartered Bank

China Security & Surveillance Technology (NYSE:CSR)	■ **Announcement date:** 3/8/11
	■ **Acquirer:** Guoshen Tu, Chairman and CEO (21% ownership stake)
	■ **Current status:** Received going-private proposal from Guoshen Tu on 1/28/11; signed agreement on 4/20/11
		■ **Offer Price:** $6.50 (59% premium to one-day prior / 44% premium to one-month average prior)
		  ■ April 29, 2011 price / valuation: $5.38 per share / 6.2x LTM EBITDA
		■ **Total consideration:** $535 million implied equity value ($784 million enterprise value)
		  ■ Pre-announcement (1/27/11) vs. offer valuation: 4.67x LTM EBITDA vs. 6.8x LTM EBITDA
		  ■ Debt facility with CDB

Qiao Xing Mobile Communication (NYSE:QXM)	■ **Announcement date:** 9/8/10
	■ **Acquirer:** Qiao Xing Universal Resources (parent company, 61% ownership stake)
	■ **Current status:** Abandoned for lack of quorum at its 4/7/11 shareholder meeting
		■ **Offer Price:** $3.92 (52% premium to one-day prior / 52% premium one-month average prior)
		  ■ Combination of 1.9 shares of XING and $0.80 cash per share
		  ■ April 29, 2011 price / valuation: $2.75 per share / NM LTM EBITDA
		■ **Total consideration:** $350 million implied equity value

Termination Fees Analysis – 2006 Through 2011 YTD

Termination Fee Analysis By Time Period

Time Period	(Reverse Break-Up Fee) Buy-Side Termination Fee Percentage	(Break-Up Fee) Sell-Side Termination Fee Percentage
2006 Through 2011 YTD		
Mean	3.7%	2.9%
Median	3.1%	2.9%
2011		
Mean	4.1%	2.9%
Median	4.7%	3.0%
2010		
Mean	5.0%	3.2%
Median	4.0%	2.9%
2009		
Mean	4.2%	2.7%
Median	3.7%	2.8%
2008		
Mean	3.1%	3.0%
Median	3.1%	3.0%
2007		
Mean	3.3%	2.9%
Median	3.0%	2.9%
2006		
Mean	2.9%	2.8%
Median	2.5%	2.8%

Termination Fee Analysis By Transaction Value

Total Transaction Value	(Reverse Break-Up Fee) Buy-Side Termination Fee Percentage	(Break-Up Fee) Sell-Side Termination Fee Percentage
$250M - $2,000M		
Mean	3.7%	2.9%
Median	3.1%	2.9%
$1,500M - $2,000M		
Mean	3.5%	2.9%
Median	2.8%	2.8%
$1,000M - $1,500M		
Mean	3.1%	2.6%
Median	2.9%	2.6%
$500M - $1,000M		
Mean	3.9%	3.0%
Median	3.4%	3.0%
$250M - $500M		
Mean	3.9%	3.0%
Median	3.2%	3.0%

Source: CapitalIQ as of April 2011.
Note: Includes only U.S. deals with total transaction values between $250 million and $2,000 million.
Note: Excludes termination fees that represent greater than 20% of total transaction value.